UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013 (September 18, 2013)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-54309	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1810 E. Sahara Ave. Suite 111 Las Vegas, NV	89104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362 Ext. 205

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2013 the registrant’s Board of Directors appointed Yvonne Gaudette to serve as the registrant’s Vice President of Marketing commencing on that same date. As the registrant’s Vice President of Marketing, Ms. Gaudette is responsible for overseeing the registrant’s strategic and tactical efforts in marketing.

There are no arrangements or understandings between Ms. Gaudette and any other persons pursuant to which she was appointed the registrant’s Vice President of Marketing. There is no family relationship between Ms. Gaudette and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of the registrant. The registrant has not entered into any transactions with Ms. Gaudette that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Yvonne Gaudette, age 48, is an accomplished marketing and communications leader who specializes in customer acquisition & category building for start-ups & emerging technologies. From September 2008 to October 2011, Ms. Gaudette served as the Director of Marketing/Social Media for RatePoint, Inc, a provider of online reputation management and marketing tools for small businesses. From October 2011 to December 2012, Ms. Gaudette served as the Senior Marketing Director of Vivox, Inc, a VoIP/Mobile VoIP provider. From January 2013 to August 2013, Ms. Gaudette served as a B2C marketing consultant for Spartan Race, Inc, a Sports/Obstacle Racing company.

In exchange for serving as the registrant’s Vice President of Marketing, pursuant to a written agreement, a copy of which is attached as Exhibit 10.1, Ms. Gaudette shall receive as compensation, among other things, a base salary of $110,000 per year, along with quarterly performance based bonus compensation and an option to purchase up to 125,000 shares of the registrant’s common stock at the strike price of $1.03 per share. The options vest over a period of four (4) years as follows: 25% of the option shares vest on the first anniversary of the date of the grant of the option and the remaining 75% of the option shares vest on an equal monthly basis thereafter. All of the options expire on September 17, 2023, subject to earlier expiration in certain circumstances. The option grant was made pursuant to the registrant’s 2010 Employee Stock Plan and subject to the terms of the Plan’s standard stock option agreement.

Item 7.01 Regulation FD Disclosure

On September 24, 2013 the registrant issued a press release reporting that it has appointed Yvonne Gaudette to serve as the registrant’s Vice President of Marketing. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

10.1

Employment Agreement – Yvonne Gaudette

99.1

Press Release dated September 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:

/s/ Jonathan M. Strimling

Jonathan M. Strimling,

Chief Executive Officer

Dated: September 24, 2013